UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 1, 2024

Commission File Number: 000-56421

ASIAFIN HOLDINGS CORP.

(Exact name of registrant issuer as specified in its charter)

Nevada	37-1950147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 30.02, 30th Floor, Menara KH (Promet),

Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code +603 21487170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2024,in a Board Meeting the Company’s board of directors (the “Board”) unanimously resolved to appoint Louis Ramesh Ruben (“Dr. Ramesh”) and Shibu Chacko Jacob Vadaketh (“Mr. Shibu”) as independent directors to the Board. Both Dr. Ramesh and Mr. Shibu will serve on the Company’s Audit Committee. Dr. Ramesh will serve as chairman of the Audit Committee effective July 1, 2024.

Dr. Ramesh is a Chartered Accountant of the Malaysian Institute of Accountants (MIA), a fellow member of Association of Chartered Certified Accountants (FCCA), a chartered member of the Institute of Internal Auditors, as well as a Certified Financial Planner. Dr. Ramesh has over 25 years of experience in accounting, auditing and risk management ranging from large public listed companies to multinational corporations, government agencies as well as SME’s in a spectrum of industries including plantation, property development, manufacturing, trading, IT, shipping, retailing, etc. He started his career at Arthur Andersen, and subsequently moved to BDO. He also has experience in corporate finance with Southern Investment Bank Berhad. Dr. Ramesh has hands-on experience on other corporate exercises such as due diligence, IPO’s, issuance of bonds, corporate & debt restructuring and investigative audit. His training and advisory experience includes topics on Internal & Statutory Auditing, Public Sector/Government Audits, Value-for-Money Audits, ISQM 1, Risk Management & Internal Controls, Review and Assurance Engagements such as Financial Due Diligence, Forecasts & Projections, Forensic & Fraud Accounting/Auditing, as well as practical application of International Financial Reporting Standards (“IFRS”), Reporting Standards for SMEs (MPERS/PERS) and public sector accounting standards (IPSAS/MPSAS). He has facilitated training and provided advisory for public accountants across Asia Pacific, multinationals and public sector institutions. Dr. Ramesh is a certified trainer by the Human Resource Development Fund (HRDF), Ministry of Human Resources Malaysia.

Dr. Ramesh graduated from National University of Malaysia with a bachelor’s degree in Accounting. He earned an MBA from the University of Strathclyde, United Kingdom, graduated with a distinction in 2012. He obtained his Doctor of Philosophy (Phd) from University of Malaya.

As compensation for services as an independent director, Dr. Ramesh shall receive a monthly fee of $500 in cash payable monthly, commencing on July 1, 2024.

Mr. Shibu is a seasoned executive with extensive experience in executive management, entrepreneurship, and government relations across the United States, Asia, Australia, and Europe. With over 30 years of senior-level expertise in strategic planning, P&L management, mergers and acquisitions, and business technology, he has successfully led hardware and software consulting firms and managed software development projects.

Currently a Technology Fellow at Asia School of Business in Collaboration with MIT Sloan, Mr. Shibu focuses on fostering entrepreneurship through pre-incubator and accelerator programs for ASEAN startups. He co-founded Capital Path in 2017, a boutique advisory firm specializing in corporate strategy, M&A, and technology audits, and serves as Advisor & Country Coordinator for PFAN. Previously, he directed venture building initiatives at Taylors University and led strategic business development at Malaysia Digital Economy Corporation.

Mr. Shibu holds an Executive Education (Competitive Business Leadership Program), Master of Science in Biomedical Engineering and Bachelor of Science in Mechanical Engineering all from the University of Texas, Austin.

As compensation for services as an independent director, Mr. Shibu shall receive a monthly fee of $500 in cash payable monthly, commencing on July 1, 2024.

Both Dr. Ramesh and Mr. Shibu do not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive director, and there are no arrangements or understandings with any person pursuant to which they were selected as director of the Company. They are not a party to any transactions listed in Item 404(a) of Regulation S-K and they do not own any securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Independent Director Agreement with Louis Ramesh Ruben, dated July 1, 2024.
10.2	Independent Director Agreement with Shibu Chacko Jacob Vadaketh, dated July 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASIAFIN HOLDINGS CORP.

Date: July 1, 2024	By:	/s/ Wong Kai Cheong
Wong Kai Cheong
	Title:	Chief Executive Officer President, Director, Secretary and Treasurer (Principal Executive Officer)

Date: July 1, 2024	By:	/s/ Cham Hui Yin
Cham Hui Yin
	Title:	Finance Manager
(Principal Financial Officer and Principal Accounting Officer)

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